EXHIBIT 99.2

Hain Celestial Announces Executive Appointments

John Carroll Appointed Executive Vice President Global Brands, Categories
and New Business Ventures
Gary W. Tickle Appointed Chief Executive Officer Hain Celestial North America

Lake Success, NY, March 6, 2017—The Hain Celestial Group, Inc. (Nasdaq: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today announced executive team appointments reporting to Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial, effective immediately.

John Carroll, who was previously Chief Executive Officer, Hain Celestial North America has been named Executive Vice President, Global Brands, Categories and New Business Ventures of Hain Celestial with responsibilities including global branding; new business ventures; mergers and acquisitions; and the execution of Project Terra, the Company’s strategic review of cost savings, business integration and divestitures. John will be working with various teams on these corporate initiatives including stock keeping unit rationalization with Jay W. Erskin, Chief Supply Chain Officer, Hain Celestial United States, and the Canadian, European and Hain Pure Protein teams.

Gary W. Tickle has been named Chief Executive Officer, Hain Celestial North America. Gary was previously Chief Operating Officer, Hain Celestial United States having joined the Company in September 2016 after over 20 years in positions of increasing responsibility at Nestlé Group, most recently as President and Chief Executive Officer of Nestlé Infant Nutrition North America. Gary will lead sales, marketing, operations and research and development as well as have full financial responsibility for Hain Celestial’s United States and Canada operations including the Company’s core strategic platforms for future growth established at the start of fiscal year 2017 and a multi-year strategic plan for Hain Celestial North America. The Better-For-You Baby platform will continue to report to Jamie Fay, Chief Customer Officer, Hain Celestial United States with the other platform leaders of Hain Celestial United States reporting to Gary Tickle.

The new strategic Cultivate Ventures (“Cultivate”) platform led by Beena Goldenberg, Chief Executive Officer, Hain Celestial Canada, will continue to report to Irwin Simon. Cultivate is dedicated to investing behind lifestyle brands, smaller portfolio brands and concepts as well as incubator opportunities, which should benefit from the larger scale and leverage of Hain Celestial’s infrastructure and entrepreneurial roots.

“A year ago we embarked on Project Terra, a strategic review of our global business, to allow us to invest more behind our leading brands and partner with our customers to bring better-for-you food, beverages and personal care products to more consumers around the world, unleashing and maximizing the value of our assets. After working with John Carroll for over 13 years, I am pleased he will further this initiative and now will lead our strategy on global brands and new business development including acquisitions, as his leadership has been a driving force behind the success of our business in the United States,” said Irwin D. Simon, Founder, President and Chief Executive Officer, Hain Celestial. “In a short period of time working with us, Gary Tickle has been instrumental within Hain Celestial United States in creating teams across the organization to build our new platforms for growth and develop our go-to-market strategy. Gary is building a new, strong aligned business process with brands, customers and channels to win with the consumer, which we expect will provide us with opportunities for incremental growth and margin improvement.” Irwin Simon added, “Beena Goldenberg has led Hain Celestial Canada and successfully grown our business over the last ten years. As we announced in November, under Beena’s leadership, we expect Cultivate to nurture our high potential brands, with support and focus to help them thrive.”

Irwin Simon concluded, “I believe we are well-positioned with John, Gary and Beena working directly with me on significant strategic initiatives and areas of our business that should extend our leadership position in the organic and natural, better-for-you products industry.”

The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to Project Terra leading to the investment behind our leading brands, opportunities for incremental growth and margin improvement, Cultivate Ventures and the success of strategic initiatives that extend the Company’s leadership positioning in the organic and natural industry. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements.  As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Contact:
Mary Anthes
The Hain Celestial Group, Inc.
516-587-5060